EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1996 (except with respect to the matters discussed in Note 3, as to which the date is April 12, 1996) included in Advanced Deposition Technologies, Inc.'s Form 10-KSB-A for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

                                            /s/ Arthur Andersen LLP
                                            Arthur Andersen LLP

Boston, Massachusetts
May 3, 1996